Exhibit 33.1

[Letterhead of Bank of America]

Certification Regarding Compliance with Applicable Servicing Criteria

1.
Bank of America, National Association (the “Asserting Party” or “BANA”), for itself and on behalf of its affiliated servicing participants, is responsible for assessing compliance as of and for the year ended December 31, 2017, with the servicing criteria applicable to the Asserting Party under paragraph (d) of Item 1122 of Regulation AB, as set forth in Appendix A hereto (such servicing criteria, excluding the criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix A hereto, the “Applicable Servicing Criteria”).  The transactions covered by this report include all asset-backed securities transactions backed by credit card receivables issued by the BA Credit Card Trust on or before December 31, 2017, for which transactions the Asserting Party acted as servicer, that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, where the related asset-backed securities were outstanding during the period from January 1, 2017 to December 31, 2017 (the “Platform”), as listed in Appendix B hereto;

2.
The Asserting Party has engaged two vendors (each, a “Vendor”), each of which is not considered a “servicer” as defined in Item 1101(j) of Regulation AB, to perform specific, limited or scripted activities, and the Asserting Party elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to each such Vendor’s activities as set forth in Appendix A hereto.  The Asserting Party has policies and procedures in place designed to provide reasonable assurance that each Vendor’s activities comply in all material respects with the servicing criteria applicable to each Vendor;

3.
Except as set forth in paragraph 4 below, the Asserting Party used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance by the Asserting Party with the Applicable Servicing Criteria as of and for the year ended December 31, 2017 with respect to the Platform taken as a whole;

4.
The criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix A hereto are inapplicable to the Asserting Party based on the activities it performs with respect to the Platform;

5.	The Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria as of and for the year ended December 31, 2017 with respect to the Platform taken as a whole;

6.
The Asserting Party has not identified and is not aware of any material instance of noncompliance by either Vendor with the Applicable Servicing Criteria as of and for the year ended December 31, 2017 with respect to the Platform taken as a whole;

7.
The Asserting Party has not identified any material deficiency in its policies and procedures to monitor the compliance by each Vendor with the Applicable Servicing Criteria as of and for the year ended December 31, 2017 with respect to the Platform taken as a whole; and

8.
PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report for the Platform on the Asserting Party’s assessment of compliance with the Applicable Servicing Criteria as of and for the year ended December 31, 2017.

March 27, 2018

Bank of America, National Association

By:	/s/ Joseph L. Lombardi
Joseph L. Lombardi
Vice President

APPENDIX A

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Asserting Party	Performed by Vendor(s) for which Asserting Party is the Responsible Party

General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.			X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X1&2	X1&2
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
		X1&2	X1&2
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.			X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.			X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Asserting Party	Performed by Vendor(s) for which Asserting Party is the Responsible Party
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.			X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.			X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.			X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
		X2	X2

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Asserting Party	Performed by Vendor(s) for which Asserting Party is the Responsible Party
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X2	X2
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X2	X2
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X

1 Bank of America, National Association (“BANA”) is responsible for the processing of collections received with respect to the credit card receivables held by BA Master Credit Card Trust II.

•
BANA has engaged one vendor – FiServ Solutions Inc. (“Fiserv”) – as an obligor payment processor. Fiserv performed specific and limited payment processing activities addressed by criterion 1122(d)(2)(i) during the twelve-month period ended December 31, 2017.

•	FiServ conveyed data relevant to the aforementioned activity – which is addressed by criterion 1122(d)(1)(v) during the twelve-month period ended December 31, 2017.

2  BANA is responsible for transaction processing, clearing and settlement, and posting and billing services with respect to the credit card receivables held by BA Master Credit Card Trust II.

•
BANA has engaged one vendor – Total System Services, Inc. (“TSYS”) - as a technology provider for the consumer credit card processing platform/system of record. TSYS performed transaction processing, clearing and settlement, and posting and billing services for US Consumer Credit Cards – activities addressed by criteria 1122(d)(2)(i), 1122(d)(4)(iv), 1122(d)(4)(v), and 1122(d)(4)(xiv) during the twelve-month period ended December 31, 2017.

•	TSYS aggregated and conveyed data relevant to the aforementioned activities – which is addressed by criterion 1122(d)(1)(v) during the twelve-month period ended December 31, 2017.

APPENDIX B

Outstanding BAseries Tranches of Notes in the Platform

Tranche of Notes	Date of Applicable Indenture Supplement	Issuance Date
BAseries Class A (2004-3)	December 17, 2015	March 17, 2004
BAseries Class A (2007-1)	December 17, 2015	January 18, 2007
BAseries Class A (2007-4)	December 17, 2015	March 20, 2007
BAseries Class A (2007-11)	December 17, 2015	August 2, 2007
BAseries Class A (2014-1)	December 17, 2015	February 13, 2014
BAseries Class A (2014-2)	December 17, 2015	May 14, 2014
BAseries Class A (2014-3)	December 17, 2015	September 15, 2014
BAseries Class A (2015-1)	December 17, 2015	February 6, 2015
BAseries Class A (2015-2)	December 17, 2015	April 29, 2015
BAseries Class A (2016-1)	December 17, 2015	June 10, 2016
BAseries Class A (2017-1)	December 17, 2015	March 30, 2017
BAseries Class A (2017-2)	December 17, 2015	August 24, 2017